Exhibit 99.1
Press Release
Micromet, Inc. reports third quarter 2006 financial results
—	Micromet and Serono reported outcome of two phase 2a clinical trials with adecatumumab (MT201) in metastatic breast cancer and in prostate cancer

—	Private equity investment of $8 million and establishment of $25 million Committed Equity Financing Facility

—	Christopher Schnittker, CPA appointed as Senior Vice President and Chief Financial Officer and Matthias Alder appointed as Senior Vice President, General Counsel and Secretary
Carlsbad, CA – November 09, 2006 – Micromet, Inc. (NASDAQ: MITI) (“Micromet” or the “Company”), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced its unaudited financial results for the third quarter of 2006. As a result of the reverse merger between Micromet AG and CancerVax Corporation that was completed on May 5, 2006, the financial information included below for the fiscal year 2005 and through May 5, 2006 is based solely on Micromet AG’s historical financial statements without inclusion of the financial results of CancerVax.
Financial Results
Quarter Ended September 30, 2006
For the three months ended September 30, 2006, Micromet recognized revenues of $4.6 million, compared to $5.5 million for the same period in 2005. Total operating expenses were $10.2 million for the three months ended September 30, 2006, compared to $8.8 million for the same period in 2005. For the three months ended September 30, 2006, Micromet reported a net loss of $5.8 million, or $0.19 per share, compared to a net loss of $4.5 million, or $2.96 per share, for the same period in 2005.
Nine Months Ended September 30, 2006
Revenues for the nine months ended September 30, 2006 were $13.8 million, compared to $17.0 million for the same period in 2005. For the nine months ended September 30, 2006, Micromet reported operating expenses of $50.3 million, compared to $26.0 million for the same period in 2005. In connection with the merger with CancerVax, Micromet recorded a non-recurring, non-cash charge of $20.9 million that was recorded in the second quarter of 2006 due to the immediate write-off of CancerVax’s in-process research and development programs. For the nine months ended September 30, 2006, net loss was $37.4 million, or $1.52 per share, compared to $12.3 million, or $8.18 per share, for the same period in 2005.
Micromet’s cash and cash equivalents were $21.3 million as of September 30, 2006.
Summary of Recent Events
NGN Capital Private Placement
On July 24, 2006, Micromet completed an $8.0 million private placement of its common stock with funds managed by NGN Capital LLC. In the private placement, Micromet sold 2,222,222 shares of common stock at $3.60 per share. In addition, the same NGN funds received warrants to purchase 555,556 shares of Micromet’s common stock at an exercise price of $5.00 per share. These warrants become exercisable six months following their issuance date and expire six years following the issuance date. The net proceeds of the financing will be used as working capital and for general corporate purposes. Dr. Peter Johann, a Managing General Partner of NGN Capital LLC, joined the Company’s board of directors in connection with the financing.
MT103/MEDI-538 IND Filing
On August 21, 2006, Micromet’s collaboration partner MedImmune, Inc. announced the filing of an Investigational New Drug Application with the U.S Food and Drug Administration for MT103 (MEDI-538) for the treatment of patients with B-cell derived non-Hodgkins lymphoma who are not eligible for curative therapy. MT103 is a recombinant single-chain bispecific T-cell engager, or BiTE®, molecule. It targets the CD19 antigen, which is uniquely expressed on B cells. MedImmune is currently working with the FDA to finalize the protocol for this clinical trial.
Kingsbridge Capital Ltd. CEFF
On August 31, 2006, Micromet announced that it has entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide up to $25 million of capital over the next three years through the purchase of newly-issued shares of Micromet’s common stock. Micromet will determine the timing and amount of any CEFF financings, subject to certain conditions. In connection with the CEFF, Micromet issued a warrant to Kingsbridge to purchase up to 285,000 shares of Micromet’s common stock at an exercise price of $3.2145 per share, which represents a 25% premium over the average of the closing prices of Micromet’s common stock during the five trading days immediately preceding the signing of the agreement. The warrant will become exercisable upon the six-month anniversary of the date of the agreement and will remain exercisable, subject to certain exceptions, for a five year period following the date that it becomes exercisable.
MT201 Phase 2a Results
On October 2, 2006, Micromet and its collaboration partner Serono reported on the outcome of two phase 2a trials testing the activity of adecatumumab (MT201) in metastatic breast cancer and in prostate cancer, respectively. Adecatumumab originated at Micromet and is being developed in collaboration between the two companies. The product candidate, a fully human monoclonal antibody targeting tumor cells overexpressing the epithelial cell adhesion molecule (EpCAM), was assessed as a single agent for efficacy and safety in patients with EpCAM-positive metastatic breast cancer (N=109) and in patients with prostate cancer (N=84). The studies tested adecatumumab at two dose levels in patients with high and low EpCAM expression. While the primary endpoint was not met in either clinical trial, the results of both clinical trials indicated dose dependent activity of adecatumumab as well as a dependency on the level of EpCAM expression. Adecatumumab was generally well tolerated in both trials with the observation of a dose-dependent increase in incidence of adverse events (AE’s) in both trials. The most frequent AE’s were fever, chills, diarrhea, hypertension, lymphopenia, and elevation of pancreatic enzymes, and most AE’s were of mild to moderate severity. Based on the results achieved in the phase 2a clinical trials, Micromet and Serono continue to investigate opportunities for further development. Adecatumumab is being explored for tolerability in combination with docetaxel in an ongoing phase Ib study in Europe. The information from the current trials will be used to further refine the targeted patient populations and dosing regimens as well as to explore other solid tumor settings.
Settlement with Curis
On October 2, 2006, a court-proposed settlement agreement with Curis, Inc. became effective. This matter involved a lawsuit initiated by Curis against Micromet AG in a German court regarding the repayment of an outstanding promissory note in the remaining principal amount of €2.0 million. Curis had requested immediate repayment of the remaining €2.0 million at the time of the closing of the merger between CancerVax and Micromet AG in May 2006. The Company had disagreed with Curis’s interpretation of the repayment terms of the promissory note. In accordance with the settlement, Micromet AG paid Curis €1.0 million, or approximately $1.3 million, in October 2006, and will pay €1.0 million on or before May 31, 2007. The second payment will be reduced to €0.8 million if payment is made on or before April

30, 2007. The payments will be made without any interest charges. Micromet and Curis will each bear their own costs incurred in connection with the litigation.
New Appointments
On October 12, 2006, Micromet announced the appointment of Christopher P. Schnittker, CPA to Senior Vice President and Chief Financial Officer and its intention to relocate its U.S. corporate headquarters to the Maryland Biotech Corridor. Mr. Schnittker was previously the Senior Vice President and Chief Financial Officer of Cytogen Corporation, a publicly-traded biopharmaceutical company, and has extensive experience in the financial management of publicly-held biotechnology and pharmaceutical companies. He will be based in the Maryland Biotech Corridor and will be responsible for establishing Micromet’s East Coast headquarters together with Matthias Alder, who was appointed as Senior Vice President, General Counsel and Secretary on July 1, 2006. Mr. Alder joined Micromet from Cooley Godward Kronish LLP, where he co-chaired the firm’s East Coast Life Sciences Practice. Mr. Alder had represented Micromet for the past four years as outside counsel. Prior to joining Cooley in 1997, Mr. Alder was in-house counsel for the pharmaceutical business at Novartis in Basel, Switzerland.
Summarizing the events, Christian Itin, Ph.D., President and CEO of Micromet said: “We are well on track with the post-merger integration and continue making progress on all fronts. Operationally, we welcome the addition of two U.S. senior executives. With our new Chief Financial Officer and new General Counsel already East Coast-based, we are planning to transfer our U.S. headquarters from Carlsbad, CA to the Maryland Biotech Corridor. We are also pleased to have added a new major investor with NGN Capital LLC, further strengthening our balance sheet. On the clinical development front, we have communicated phase 2a results for adecatumumab showing activity as a single agent in metastatic breast cancer. Furthermore, we expect to announce additional results of our clinical and preclinical programs during the fourth quarter.”
2006 Outlook
–	Micromet expects to announce updated phase 1 clinical trial data for MT103/MEDI-538 in the treatment of patients with non-Hodgkin’s lymphoma at an oral presentation at the American Society of Hematology 48th Annual Meeting and Exposition on December 11, 2006 in Orlando, FL.

–	Micromet expects to present data on a phase 2a clinical trial testing the activity of adecatumumab (MT201) in metastatic breast cancer at the San Antonio Breast Cancer Symposium on December 14, 2006 through December 17, 2006.

–	Micromet plans to advance its preclinical development program for MT110, and is evaluating strategic corporate collaborations with this program. In addition, Micromet is continuing its outlicensing activities with respect to D93, MT203 and MT204. Further, Micromet intends to continue its research and development programs for the discovery of new BiTE® product candidates.

–	Micromet plans to relocate its U.S. corporate headquarters from Carlsbad, California, to the Maryland Biotech Corridor in coming months. Micromet intends to establish and grow key management functions in the new U.S. headquarters such as legal, business development, strategic marketing and clinical development.

–	Micromet re-confirms its financial guidance for FY 2006 which was announced in the second quarter financial results press release issued on August 9, 2006:

	FY 2006 Guidance
Total Revenues	$13	to	$16mm
R&D Expenses incl. non-cash, non-recurring charge	$48	to	$52mm
G&A Expenses	$9	to	11mm
Net Loss	$45	to	48mm
Conference Call and Webcast Today, November 9, 2006, at 09:00 am Eastern Time
Micromet will host a conference call today to discuss the third quarter 2006 financial results at 09:00 am Eastern Time. A live audio webcast of management’s presentation will be available at www.micromet-inc.com. Alternatively, callers may participate in the conference call by dialing 866-831-6247 (domestic), +1-617-213-8856 (international) or +44-207-365-8426 (United Kingdom). The passcode to participate in the conference call is MICROMET.
A replay of the call can be accessed by dialing 888-286-8010 (domestic), +1-617-801-6888 (international) or +44-207-3658427 (United Kingdom). The passcode for the replay is 39917814.
About Micromet, Inc. (www.micromet-inc.com)

Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. Adecatumumab (MT201) is a recombinant human monoclonal antibody with which Micromet has completed two phase 2a clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1b trial investigating the safety and tolerability of MT201 in combination with docetaxel is currently ongoing. MT103 (MEDI-538), a BiTE® product candidate, is being studied in a phase 1 clinical trial for the treatment of patients with non-Hodgkins lymphoma. Micromet has established a drug development platform based on its BiTE® technology, a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has established collaborations with MedImmune and Serono.
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding expected operating results, levels of revenues, expenses, and net loss for the fiscal year ending December 31, 2006, the efficacy, safety, and intended utilization of Micromet’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research, discovery of new product candidates, and clinical trials, and plans regarding partnering activities. Factors that may cause actual results to differ materially include difficulties encountered in integrating merged businesses, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that the Company will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for future revenues under the terms of its existing collaboration agreements, further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in Micromet’s periodic reports and other filings with the SEC, including the “Risk Factors” sections of such reports.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended, and, as such, speak only as of the date made. Micromet undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$21,291	$11,414
Accounts receivable	2,609	2,170
Prepaid expenses and other current assets	2,464	1,043

Total current assets	26,364	14,627
Property and equipment, net	3,448	3,513
Loans to related parties	—	213
Loans to employees	75	70
Goodwill	6,917	—
Patents, net	8,978	9,705
Deposits	160	113
Restricted cash	3,031	636

Total assets	$48,973	$28,877

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,406	$1,287
Accrued expenses	9,100	6,534
Other liabilities	468	1,927
Short-term note	3,055	2,852
Current portion of long-term debt obligations	2,081	3,638
Current portion of convertible notes payable	—	2,761
Current portion of deferred revenue	3,220	6,035

Total current liabilities	19,330	25,034
Convertible notes payable, net of current portion	1,941	11,844
Deferred revenue, net of current portion	97	52
Other non-current liabilities	2,035	949
Long-term debt obligations, net of current portion	5,090	5,531
Commitments
Stockholders’ equity (deficit):
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00004 par value; 150,000 shares authorized; 31,413 and 17,915 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	1	1
Additional paid-in capital	163,021	67,181
Stock subscription from conversion	—	23,108
Stock subscription receivable	(27)	(242)
Accumulated other comprehensive income	5,687	6,234
Accumulated deficit	(148,202)	(110,815)

Total stockholders’ equity (deficit)	20,480	(14,533)

Total liabilities and stockholders’ equity (deficit)	$48,973	$28,877

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues
Collaboration agreements	$4,446	$5,460	$12,853	$16,332
License fees	153	60	874	664
Other	17	6	49	48

Total revenues	4,636	5,526	13,776	17,044
Operating expenses
Research and development	6,835	6,668	20,866	20,865
In-process research and development	—	—	20,890	—
General and administrative	3,317	2,151	8,517	5,129

Total operating expenses	10,152	8,819	50,273	25,994

Loss from operations	(5,516)	(3,293)	(36,497)	(8,950)
Other income (expenses)
Interest expense	(508)	(1,256)	(1,532)	(4,029)
Interest income	272	79	581	245
Other income (expense)	(14)	6	61	409

Net loss	$(5,766)	$(4,464)	$(37,387)	$(12,325)

Basic and diluted net loss per common share	$(0.19)	$(2.96)	$(1.52)	$(8.18)

Weighted average shares used to compute basic and diluted net loss per share	30,833	1,506	24,665	1,506

Contact Information
Investors:
Ines-Regina Buth
(760) 494-4235 (US)
+49 (0)89 895277 221 (Europe)
ines.buth@micromet-inc.com
Media Europe:
Evelyn Wolf
+49 (0)89 895277 220
evelyn.wolf@micromet-inc.com
Media US:
Pat Garrison
Rx Communications Group, LLC
(917) 322-2567
pgarrison@rxir.com
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